Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

Alliance HealthCare Services provides update on stockholder transaction

Termination date extended to February 29, 2016

Majority of requirements cleared to successfully close the transaction

NEWPORT BEACH, CA—January 6, 2016–Alliance HealthCare Services, Inc. (NASDAQ:AIQ) (the “Company,” or “Alliance”), a leading national provider of outsourced radiology, oncology and interventional services, announced today that “Fujian Thai Hot Investment Co. Ltd. (“Fujian Thai Hot”), Oatree Capital Management, LLC (“Oaktree”), and other related stockholders have entered into an amendment to the Stock Purchase Agreement among such parties (the “Stock Purchase Agreement”). The Stock Purchase Agreement originally provided that either Fujian Thai Hot or the selling stockholders may terminate the Stock Purchase Agreement if the transaction was not consummated on or prior to January 14, 2016 (the “Termination Date”). On January 5, 2016, the parties to the Stock Purchase Agreement entered into an amendment to revise the Termination Date to February 29, 2016.

Tom Tomlinson, Chief Executive Officer and President of Alliance, said, “We are pleased that the transaction parties have entered into an amendment to the Stock Purchase Agreement, providing evidence of the commitment by all parties to work toward a successful close of this transaction. In addition, having now secured nearly all governmental approvals, we expect the transaction parties to move quickly to close the deal. Throughout this ownership transition our team remains focused on executing against our long-term strategic growth plan.”

Qisen Huang, Founder and Chairman of Fujian Thai Hot, said, “We remain enthusiastic with the Company’s strategic growth plan, and confident that there is significant value in outsourced services, both in the United States as well as the China markets. We are excited to partner with one of the nation’s leading providers of radiology, oncology and interventional services and, together with Alliance’s leadership team, look forward to driving long-term value for all investors.”

As previously announced on September 16, 2015, Fujian Thai Hot agreed to purchase approximately 5,537,945 shares of the Company’s common stock (the “Transaction”) from funds managed by Oaktree, MTS Health Investors, LLC (“MTS”), and Larry C. Buckelew (collectively, the “Selling Stockholders”). Upon completion of the Transaction, Fujian Thai Hot will own an aggregate of approximately 51.5% of the outstanding common stock of the Company. The Company is not selling any shares in the Transaction.

Timeline of Transaction Developments

On October 23, 2015 and October 12, 2015, respectively, Fujian Thai Hot informed the Company that it had received regulatory approvals with respect to the Transaction from the National Development and Reform Commission and the Ministry of Commerce of the People’s Republic of China (“PRC”). As a result, Fujian Thai Hot has received all PRC regulatory approvals required in connection with the closing of the Transaction except, for an Outbound Direct Investment Foreign Exchange Registration Certificate (“Foreign Exchange Certificate”) to be obtained prior to closing from a PRC bank designated by the PRC State Administration of Foreign Exchange to handle outbound investment foreign exchange registrations.

On October 26, 2015, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the Transaction expired.

On December 1, 2015, the Selling Stockholders received notice from the Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS had concluded its review of the Transaction and determined that there are no unresolved national security concerns with respect to the Transaction.

The expiry of the waiting period under the HSR Act, the receipt of clearance from CFIUS, and the receipt of PRC regulatory approvals satisfy certain conditions to the closing of the Transaction. The Transaction remains subject to certain other customary closing conditions, including the entry by the Company and Fujian Thai Hot into a Governance, Voting and Standstill Agreement, obtaining the Foreign Exchange Certificate, and completion of an amendment of certain restrictions contained in the Company’s Credit Agreement dated as of June 3, 2013 (as amended to date).

About Alliance HealthCare Services

Alliance HealthCare Services (NASDAQ: AIQ) is a leading national provider of outsourced healthcare services with a 30+ year track record of award-winning patient care/satisfaction and service line expertise. Providing diagnostic radiology services through its Radiology Division (Alliance HealthCare Radiology), interventional radiology and pain management services through its Interventional Services Division (Alliance HealthCare Interventional Partners) and radiation oncology services through its Oncology Division (Alliance HealthCare Oncology),

Alliance is the nation’s largest provider of advanced diagnostic mobile imaging services, an industry-leading operator of fixed-site imaging centers, and a leading provider of stereotactic radiosurgery nationwide. As of September 30, 2015, Alliance operated 532 diagnostic imaging and radiation therapy systems, including 116 fixed-site imaging centers across the country; and 30 radiation therapy centers and stereotactic radiosurgery (SRS) facilities. With a strategy of partnering with hospitals, health systems and physician practices, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 44 states where approximately 2,050 Alliance Team Members are committed to providing exceptional patient care and exceeding customer expectations. For more information, visit www.alliancehealthcareservices-us.com.

About Fujian Thai Hot Investment

Fujian Thai Hot Investment Co., Ltd (“Fujian Thai Hot”) is an investment holding company based in Fuzhou, China, holding a diversified portfolio of assets in various industries including real estate development, securities, hospitality, biomedicine and healthcare. Fujian Thai Hot was founded in 1996 and its total assets exceeded $10 billion as of December 31, 2014. Fujian Thai Hot’s diversified portfolio includes controlling ownership in Thai Hot Group, one of the leading real-estate developers in China listed on the Shenzhen Stock Exchange (SZSE:000732). Fujian Thai Hot is also the third largest shareholder of the Shanghai Stock Exchange listed Dongxing Securities (SHSE:601198). Fujian Thai Hot expanded its business landscape to include biomedicine and healthcare industry by acquiring a large-scale pharmaceutical company. In early 2015, Fujian Thai Hot made healthcare and medical services one of its top priorities, including radiology and oncology, and it intends to expand healthcare services in mainland China to an underserved healthcare marketplace. Qisen Huang (also cited as “Kisum Wong”) is the Founder and Chairman of Fujian Thai Hot.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, without limitation, the closing of the transaction and the Company’s long-term value proposition, growth and international market and other opportunities. Forward-looking statements can be identified by the use of forward looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company’s Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. Risks and uncertainties related to the proposed transaction among Oaktree and other related stockholders, and Fujian Thai Hot include, but are not limited to, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Transaction, uncertainties as to the timing of the Transaction, the possibility that the closing conditions to the proposed Transaction may not be satisfied or waived, adverse effects on the

Company’s stock price resulting from the announcement or completion of the Transaction, competitive responses to the announcement or completion of the Transaction, unexpected costs, liabilities, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.